FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17th, 2018

ALTERNATIVE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-34858	98-0568076
(State of Incorporation)	(Commission File Number)	(IRS EIN)

150 East 52nd St., Suite 1102

New York, NY  10022

(Address of principal executive offices) (Zip Code)

(917) 480-1169

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure

On July 17th, 2018, Alternative Investments Corporation (AIKO) (the “Company”) entered into a binding Term Sheet (“the Agreement”) with Anew Biotechnology Inc., a private company (“ANEW”) to merge the Company with ANEW. Under the terms of the Term Sheet, the parties shall enter into a merger agreement by way of share exchange or asset purchase whereby ANEW would be merged into a newly-formed subsidiary of the Company.

Per the Term Sheet, either all outstanding securities of ANEW will be exchanged for newly issued shares of common stock of the Company, or all of ANEW’s assets will be transferred into a newly-formed subsidiary against newly issued shares of the common stock of the Company, which shall be accounted for as a reverse merger. ANEW shareholders shall receive an amount equal to 90% of the fully-diluted equity securities of the Company post-merger (pre-financing), and the company shall retain post-merger (pre-financing) 10% (the “Fully Diluted Equity”).

Item 1.01

Entry into a Material Definitive Agreement

On July 17th, 2018, Alternative Investments Corporation (AIKO) (the “Company”) entered into a binding Term Sheet (“the Agreement”) with Anew Biotechnology Inc., a private company (“ANEW”) to formulate a merger between the two. Under the terms of the Agreement, the parties shall enter into a merger agreement by way of share exchange or asset purchase whereby ANEW would be merged into a newly-formed subsidiary of the Company. The newly configured entity shall bear the name “Anew Biotechnology Inc.”. Upon execution of a Definitive Agreement, Dr. Joseph Sinkule the CEO of ANEW, shall be appointed as CEO, and ANEW shall appoint all other Directors to the Board.

Per the Agreement, the Company’s total outstanding debt of approximately $428,735 will be converted into shares of common stock of the newly formed entity at a 33.33% discount of the new entity’s valuation. Should the Company file an S-1 Registration, (which is not obligatory) all newly issued shares of both entities, including the debt conversion shares and any transaction fee shares shall be included in said S-1.

The Agreement has certain conditions precedent to an executed Definitive Agreement, including satisfactory completion of due diligence within 45 days; absence of material adverse change in either party’s businesses, satisfactory completion of a contemplated capital raise; and obtaining any necessary regulatory approvals. If either party elects not to complete the proposed transaction, (outside of the Conditions Precedent) they must pay a cash penalty payment of $150,000.00 to the party opposite.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the Definitive Agreement yet to be signed. The target date for said Definitive Agreement is September 17th, 2018. An 8K shall be filed upon the execution of the Definitive Agreement between the parties.

Forward-Looking Statements

This communication contains “forward-looking statements”. All statements other than statements of historical fact contained in this report are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Term Sheet dated July 17th, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19th, 2018

ALTERNATIVE INVESTMENT CORPORATION

By:	/s/ Antonio Treminio
Antonio Treminio
Director, CEO